UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 15, 2020

ENERPAC TOOL GROUP CORP
(Exact name of Registrant, as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

N86 W12500 WESTBROOK CROSSING
MENOMONEE FALLS, WISCONSIN 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (262) 293-1500

Former name or address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.20 per share	EPAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On June 15, 2020, Enerpac Tool Group Corp. (the “Company”) borrowed $295 million under the revolving credit facility under its Credit Agreement (defined below) to fund the previously announced redemption of all its outstanding 5.625% Senior Notes due 2022 (the “Notes”), in accordance with the terms of the indenture governing the Notes, at a redemption price equal to 100% (expressed as a percentage of the principal amount of the Notes to be redeemed) plus accrued and unpaid interest up to but not including the June 15, 2020 redemption date. There were no borrowings outstanding on the revolving credit facility prior to this transaction.
As previously disclosed, the Company is a party to a Credit Agreement (the “Credit Agreement”) by and among the Company, the foreign subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, Bank of America, N.A., SunTrust Bank, and PNC Bank, National Association, as Co-Syndication Agents and BMO Harris Bank, N.A., as Documentation Agent. The Credit Agreement provides for a $400 million revolving credit facility, with a sublimit of $200 million for borrowings denominated in euros, Pounds Sterling or other mutually acceptable foreign currencies. Borrowings under the revolving credit facility mature on March 29, 2024. Borrowings under the Credit Agreement are secured by substantially all personal property assets of the Company and its domestic subsidiary guarantors (other than certain specified excluded assets) and certain equity interests owned by the foreign law pledgors.
The terms of the Credit Agreement are described in Item 1.01 of the Company’s Current Report on Form 8-K filed on April 2, 2019, which description is incorporated herein by reference
Item 9.01    Financial Statements and Exhibits
(d) Exhibits:

Exhibit
Number	Description
10.1
Senior Credit Facility Agreement, dated March 29, 2019, between the Company, the foreign subsidiary borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, Bank of America, N.A., SunTrustBank, and PNC Bank, National Association, as Co-Syndication Agents and BMO Harris Bank, N.A., as Documentation Agent (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8‑K filed on April 2, 2019)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 15, 2020
ENERPAC TOOL GROUP CORP.

	By:	/s/ Fabrizio Rasetti
Fabrizio Rasetti
Executive Vice President, General Counsel
and Secretary